Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Declares Special Cash Dividend of $1.25 per Share

Reno, Nevada - November 22, 2022 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged primarily in low-to-medium hazard industries, announced that, on November 22, 2022, its Board of Directors declared a special cash dividend of $1.25 per share. The special dividend is payable on December 20, 2022 to stockholders of record as of December 6, 2022.
Chief Executive Officer Katherine Antonello commented: “Today we declared a $1.25 per share special dividend, which is our second special dividend declaration this year. These actions reflect our strong capital position and our confidence in the Company’s future operations, which are the direct result of our significant year-to-date growth in written premiums, which are up 21% year-over-year, and our robust net investment income, which is up 14% year-over-year. With this latest action, we will have returned $119 million of capital to our stockholders during 2022, comprised of $29 million in share repurchases and $90 million in dividends to our stockholders.”
© 2022 EMPLOYERS. All rights reserved.
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com